Exhibit 99.2

PRESS RELEASE

THERAVANCE ANNOUNCES EXERCISE BY UNDERWRITERS OF OPTION TO PURCHASE

ADDITIONAL $37.5 MILLION CONVERTIBLE SUBORDINATED NOTES

Company has also entered into Additional Capped Call Transactions in connection with the Additional Notes

SOUTH SAN FRANCISCO, CA. — January 22, 2013 — Theravance, Inc. (NASDAQ: THRX) (the “Company”), a biopharmaceutical company with a pipeline of internally discovered product candidates and strategic collaborations with pharmaceutical companies, announced that the underwriters of its 2.125% convertible subordinated notes due 2023 (the “notes”) have exercised in full their option to purchase an additional $37.5 million aggregate principal amount of the notes, for a total offering size of $287.5 million. The offering is scheduled to close on Thursday, January 24, 2013, subject to satisfaction of customary closing conditions. BofA Merrill Lynch is acting as the sole book-running manager for the offering.

In connection with the underwriters’ exercise of their option to purchase additional notes, the Company has also entered into privately-negotiated capped call option transactions with one or more of the underwriters or their affiliates (“hedge counterparties”).  The Company has previously entered into capped call transactions with the hedge counterparties with respect to $250 million of the notes on the same terms.

The capped call options are expected generally to reduce the potential dilution upon conversion of the notes in the event that the market price of the Company’s common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes, and is expected to be subject to customary anti-dilution adjustments.  However, if the market price of the Company’s common stock, as measured under the terms of the capped call transactions, exceeds $38.00 per share, which is the initial cap price of the capped call transactions, the anti-dilutive effect of the capped call transactions will be limited.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The offering is being made pursuant to a registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 16, 2013 and including a final prospectus dated January 17, 2013 filed with the SEC on January 18, 2013. Before you invest, you should read the prospectus in that registration statement and the other documents the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request them by calling BofA Merrill Lynch at 866-500-5408. In addition, copies of the final prospectus may be obtained from BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, or email dg.prospectus_requests@baml.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Factors that could cause such differences are described under the heading “Risk Factors” contained in Theravance’s final prospectus filed with the SEC on January 18, 2013 related to the offering and the risks discussed in the Company’s periodic filings with SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

Contact Information:

Theravance, Inc.

Michael W. Aguiar

Senior Vice President and Chief Financial Officer

650-808-4100

investor.relations@theravance.com

*******

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.